Exhibit 99.1

Dolphin Entertainment Reports Record Fourth Quarter and Full-Year 2025 Results

•	2025 Revenue Rises 10% to $56.7M; Q4’25 Revenue Up 27% YoY to $15.6M
•	2025 Net Loss Decreases by $9.5M and 2025 Adjusted EBITDA More than Triples to $2.9M compared to 2024
•	Q4’25 Net Income of $1.0M vs. Net Loss of $2.0M in Q4 24
•	Q4’25 Adjusted EBITDA Swings to $1.7M Profit vs. $(0.5)M Year-Ago Loss
•	Expects Continued Revenue Growth and Adjusted EBITDA Margin Expansion in 2026

MIAMI, FL / March 25, 2026 / Dolphin (NASDAQ:DLPN) a leading entertainment marketing and premium content production company, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Bill O'Dowd, CEO of Dolphin, stated:

"2025 marked a turning point for Dolphin. After several years of strategic acquisitions and growth investments, we are now reaping the benefits. Full-year revenue grew approximately 10% to $56.7 million, with fourth quarter revenue up 27% year-over-year to $15.6 million. Full-year Adjusted EBITDA reached $2.9 million, up 209% from $0.9 million. Q4 was particularly strong, with Adjusted EBITDA of $1.7 million compared to Adjusted EBITDA loss of $0.5 million in Q4 2024, a $2.2 million swing that underscores the operating leverage in our model.

Our recently announced strategic partnership with DealMaker, our AI capabilities through Dolphin Intelligence, and our disciplined venture investments represent additional growth catalysts requiring little to no upfront capital. We expect continued top-line growth in 2026 and, just as in 2025, we expect Adjusted EBITDA to expand significantly faster than revenue. We have built the infrastructure and team to support a meaningfully larger revenue base, in which incremental revenue is able to flow disproportionately to the bottom line and we expect continued Adjusted EBITDA margin expansion in 2026.

We are excited about 2026, 2027 and beyond. Our bank debt matures within roughly two and a half years, which will save us almost $2.2 million in principal and interest payments on an annual basis. Furthermore, we expect approximately $1 million in annualized lease savings to be achieved after our large leases in New York City and Los Angeles terminate by the end of 2026 and 2027, respectively. These lease savings will enhance our operational leverage, and just as with our expectations of continued organic growth and margin expansion, nearly all these savings will flow directly to our free cash flow given our NOL federal and state carryforwards of $127 million.

2025 and Recent Highlights

Total revenue for the year ended December 31, 2025, was $56.7 million, an increase of 10% from $51.7 million last year.

Operating loss was $0.04 million for the year ended December 31, 2025, compared to an operating loss of $10.5 million for the year ended December 31, 2024.

Operating expenses for full year 2025 were $56.7 million, including non-cash expenses of $2.4 million related to depreciation and amortization. This compares to operating expenses of $62.2 million in 2024, including depreciation and amortization of $2.4 million, and non-recurring or non-cash expenses of $8.0 million, consisting primarily of a $6.7 million goodwill impairment and a $1.3 million write-off of notes receivable.

Net loss for full year 2025 was $3.1 million, including non-cash expenses of approximately $2.4 million related to depreciation and amortization and non-recurring net expenses of $0.5 million related to acquisition costs, debt extinguishment costs and a gain on the sale of a subsidiary. This compares to a net loss of $12.6 million for 2024, including depreciation and amortization of $2.4 million and non-recurring and non-cash expenses of approximately $8.0 million, primarily consisting of a $6.7 million goodwill impairment and a $1.3 million write-off of notes receivable.

Basic and diluted loss per share for full year 2025 was $(0.27) based on 11,558,485 weighted average shares outstanding compared to basic and diluted loss per share in 2024 of $(1.22) based on 10,306,904 weighted average shares outstanding.

Adjusted EBITDA for full year 2025 was $2.9 million, compared to $0.9 million in 2024;

Adjusted EBITDA for Q4 2025 was $1.7 million, compared to $(0.5) million in Q4 2024.

Dolphin

  Partnered with DealMaker to Unlock Community Capital for Celebrity and Influencer Brands
  Dolphin's Powerhouse Subsidiaries Lead Major Brand Activations During Super Bowl LX
  CEO Featured on Variety's "Strictly Business" Podcast, Discusses the Creator Economy's Transformation of Marketing and Consumer Product Launches
  Expanded Miami Footprint to Support Continued Growth Across Subsidiaries
  Unveiled New 'Dolphin Intelligence' Division to Power AI-Driven Marketing and Communications Strategy and Execution for Partners
  Named One of Crain's Best Places to Work in NYC 2025
  CEO Bill O'Dowd Named to PRNEWS 2025 People of the Year List; Company Recognized on Agency Elite 120

42West

  Celebrated Oscar Win as "Mr. Nobody Against Putin" Takes Best Documentary Feature at the 98th Academy Awards
  At Super Bowl LX, generated national media buzz for Funko’s limited-edition Seattle Seahawks Pop! release and led widespread coverage of Puppy Bowl XXII, amplifying multi-network visibility and pet adoption awareness during the Big Game weekend.
  Landed Six Nominations for Clients at the 98th Academy Awards
  Brought Exciting and Diverse Projects to the 2026 Sundance Film Festival
  Garnered Four Nominations for Clients at the 83rd Golden Globe Awards

Shore Fire Media

  Clients Named 2 of the 10 Best Podcasts in 2025, Including the No. 1 Pick
  Shore Fire Media and 42West's Clients Presented, Performed and Took Home Honors at the 2026 GRAMMY Awards
  Shore Fire Media and 42West Clients Earn 35 Nominations for the 2026 GRAMMY Awards

The Door

  DISRPT Agency, a Division of The Door, Powered “Art of Glam” During Oscars Week, Driving Cultural Momentum Into Camille Rose’s Upcoming Beauté Noir
  DISRPT delivered a headline-making moment at the Super Bowl LX Halftime Show by orchestrating the debut of Bad Bunny’s first adidas Originals signature shoe
  The Door Provided Strategic Communications Leadership for Hooters as the Iconic Brand Enters a New Era of Ownership and Cultural Relevance

Elle Communications

  At Super Bowl LX in the Bay Area, drove national visibility for City Year and its NFL partnership by spotlighting the opening of East Palo Alto’s first regulation-sized football field and related community activation
  Client Harbor Fund Announced Sundance Mountain Resort as New Long-Term Home of Harbor Film Forum
  Named Agency of Record for FDA-Cleared Neurostimulation Device
  Launched "The Shift," a Quarterly Report, Weekly Newsletter, and Live Workshop Series on the Future of Communications
  Led Press For "A Day of Unreasonable Conversation" Summit At The Getty Center

The Digital Dept.

  The Digital Dept. Signed Reality TV Show Stars, Top Beauty Creators
  Ahead of Super Bowl LX, built social buzz for T-Mobile’s Big Game commercial by activating creator Becca Tilley for exclusive behind-the-scenes content and talent interviews.

Special Projects

  Had Another Successful Year of Talent Relations for the Academy Museum of Motion Pictures Fifth Annual Gala Honoring Penélope Cruz, Walter Salles, Bruce Springsteen, And Bowen Yang

Youngblood

  As Hockey Has a Hollywood Moment, Dolphin's Adaptation of Cult Classic Youngblood Premiered in Los Angeles
  Dolphin Partnered with Vaneast Pictures To Bring Sports Drama Youngblood to Berlin for International Sales
  Official Trailer and Key Art Released for Hubert Davis' Adaptation of Hockey Classic "Youngblood"
  Partnered with Well Go USA for U.S. Distribution of YOUNGBLOOD
  Los Angeles Kings Joined Feature Film Youngblood

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Date: March 25, 2026
Time: 4:30pm ET
Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 255728
Webcast: https://www.webcaster5.com/Webcast/Page/2225/53793

Replay

Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 53793
Webcast Replay: https://www.webcaster5.com/Webcast/Page/2225/53793

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

James Carbonara
HAYDEN IR
(646)-755-7412
james@haydenir.com

ABOUT DOLPHIN:

Dolphin (NASDAQ:DLPN) is where cultural creation meets marketing execution. Founded in 1996 by Bill O'Dowd, Dolphin operates as both a venture studio-developing and investing in breakthrough content, products, and experiences-and a marketing consortium, featuring leading agencies across every communications discipline.

At its core, the venture studio creates, produces, finances, markets, and promotes new businesses and cultural ideas - ranging from acclaimed film, television, and digital content to consumer goods, live events and partnerships that define entertainment and lifestyle. Surrounding this entrepreneurial engine, Dolphin's marketing prowess brings together best-in-class firms including 42West, The Door, Shore Fire Media, Elle Communications, Special Projects and The Digital Dept. Together, this collective delivers unmatched cross-marketing expertise and relationships across every vertical of pop culture - from film, television, music, influencers, sports, hospitality, and fashion to consumer brands and purpose-driven initiatives. Dolphin marketing has been the recipient of many accolades, including #1 Agency of the Year on the Observer PR Power List in 2025, The PR Net 100, and the PR News Elite 120.

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DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2025 and 2024

	2025	2024
ASSETS
Current
Cash and cash equivalents	$8,756,585	$8,203,842
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $445,523 and $1,327,808, respectively	7,848,970	5,113,157
Other receivables	5,243,931	5,451,697
Other current assets	1,179,498	373,399
Total current assets	23,953,988	20,067,099

Capitalized production costs, net	520,338	594,763
Employee receivable	1,196,085	1,007,418
Right-of-use assets	3,012,941	4,738,997
Goodwill	21,507,944	21,507,944
Intangible assets, net	7,898,607	10,189,026
Property, equipment and leasehold improvements, net	50,961	114,011
Other long-term assets	189,296	218,021
Total Assets	$58,330,160	$58,437,279

(Continued)

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Continued)

As of December 31, 2025 and 2024

	2025	2024
LIABILITIES
Current
Accounts payable	$3,096,715	$2,344,272
Term loans, current portion	1,813,760	1,686,018
Revolving line of credit	400,000	400,000
Notes payable, current portion	3,500,000	3,750,000
Convertible notes payable, current portion	1,250,000	—
Contingent consideration	—	486,000
Accrued interest – related party	2,043,087	1,857,986
Accrued compensation – related party	2,625,000	2,625,000
Lease liabilities, current portion	1,912,482	1,919,672
Deferred revenue	794,177	341,153
Other current liabilities	11,096,820	11,104,036
Total current liabilities	28,532,041	26,514,137

Noncurrent
Term loans, noncurrent portion	2,976,930	4,782,271
Notes payable, noncurrent portion	4,580,000	3,130,000
Convertible notes payable	6,460,000	5,100,000
Convertible notes payable– related party	2,904,357	—
Convertible notes payable at fair value	270,000	320,000
Loans from related party	983,112	3,225,985
Lease liabilities	1,469,386	3,306,033
Deferred tax liability	463,909	394,547
Other noncurrent liabilities	—	18,915
Total Liabilities	48,639,735	46,791,888
Commitments and contingencies (Note 25)

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at December 31, 2025 and 2024	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 12,221,432 and 11,162,026 shares issued and outstanding at December 31, 2025 and 2024, respectively	183,321	166,688
Additional paid in capital	158,809,301	157,692,132
Accumulated deficit	(149,303,197)	(146,214,429)
Total Stockholders’ Equity	9,690,425	11,645,391
Total Liabilities and Stockholders’ Equity	$58,330,160	$58,437,279

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2025 and 2024

	2025	2024
Revenues	$56,699,389	$51,684,984

Expenses:
Direct costs	2,269,874	3,266,461
Payroll and benefits	41,916,885	38,123,040
Selling, general and administrative	7,813,177	7,795,610
Acquisition costs	416,171	164,044
Impairment of goodwill	—	6,671,557
Write-off of notes receivables	—	1,270,000
Change in fair value of contingent consideration	—	50,000
Gain on sale of Always Alpha Sports Management LLC	(756,574)	—
Depreciation and amortization	2,354,585	2,382,361
Legal and professional	2,724,329	2,447,083
Total expenses	56,738,447	62,170,156

Loss from operations	(39,058)	(10,485,172)

Other (expenses) income:
Change in fair value of convertible note	50,000	35,000
Change in fair value of warrant	—	5,000
Loss on extinguishment of debt	(835,324)	—
Interest expense, net	(2,195,024)	(2,070,199)
Total other (expense) income, net	(2,980,348)	(2,030,199)

Loss before income taxes	$(3,019,406)	$(12,515,371)

Income tax expense	(69,362)	(87,854)

Net loss	(3,088,768)	(12,603,225)

Loss per share:
Basic	$(0.27)	$(1.22)
Diluted	$(0.27)	$(1.22)

Weighted average number of shares used in per share calculation
Basic	11,558,485	10,306,904
Diluted	11,558,485	10,306,904

Use of Non-GAAP Financial Measures

In order to provide greater transparency regarding our operating performance, the financial results in this press release refer to a non-GAAP financial measure that involves adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management deems are not directly attributable to the Company's core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by Dolphin as net (loss) or income adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) write-off of assets, (v) impairment of goodwill or intangible assets, (vi) acquisition costs, (vii) equity based compensation, (viii) change in fair value of contingent consideration, convertible notes and warrants, (ix) allowance for credit losses, (x) loss on extinguishment of debt, (xi) gains or losses on sale of subsidiaries, (xii) litigation costs; and (xiii) impairment of capitalized production costs.

Management believes that the presentation of operating results using this non-GAAP financial measure provides useful supplemental information for investors by providing them with the non-GAAP financial measure used by management for financial and operational decision making, planning and forecasting and in managing the business. This non-GAAP financial measure does not replace the presentation of financial information in accordance with U.S. GAAP. These non-GAAP financial results should not be considered a measure of liquidity and is unlikely to be comparable to non-GAAP financial measures provided by other companies.

Reconciliation of GAAP net (loss) income to non-GAAP Adjusted EBITDA

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2025	2024	2025	2024

Net (loss) income (GAAP)	$(3,088,768)	$(12,603,225)	$1,019,706	$(1,959,611)

Adjustments to GAAP measure:
Interest expense	2,195,024	2,070,199	467,203	520,914
Income tax expense	69,362	87,854	26,317	43,148
Depreciation and amortization	2,354,585	2,382,361	582,093	636,782
Write off of assets	—	1,270,000	—	—
Impairment of goodwill	—	6,671,557	—	—
Acquisition costs	416,171	164,044	—	—
Equity based compensation	12,399	364,650	456	3,933
Change in fair value of contingent consideration	—	50,000	—	50,000
Change in fair value of convertible note and warrant	(50,000)	(40,000)	(30,000)	20,000
Allowance for credit losses	441,875	505,173	177,292	204,143
Loss on extinguishment of debt	835,324	—	—	—
Gain on sale of Always Alpha	(756,574)	—	(756,574)	—
Litigation costs	333,866	—	129,099	—
Impairment of capitalized production costs	88,127	—	88,127	—
Adjusted EBITDA (non-GAAP)	$2,851,391	$922,613	$1,703,719	$(480,691)